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                                                                    Exhibit 99.1

                                        MEDIA CONTACT:    KEITH PRICE
                                                          330-796-1863
                                        ANALYST CONTACT:  BARB GOULD
                                                          330-796-8576

                                        FOR IMMEDIATE RELEASE



                    GOODYEAR TO REPORT 2003 FINANCIAL RESULTS
                    -----------------------------------------
         AKRON, Ohio, May 11, 2004 - The Goodyear Tire & Rubber Company will report fourth quarter 2003 financial results and details of its previously announced restatement of financial results for the years 1999-2003 on Wednesday, May 19, followed by an investor conference call at 9 a.m.
        Prior to the call, the company will post the financial and other statistical information that will be presented on its investor relations Web site: investor.goodyear.com.
        Participating in the conference call will be Robert J. Keegan, chairman and chief executive officer, and Robert W. Tieken, executive vice president and chief financial officer. They will review Goodyear's fourth quarter results and the restatements as well as provide an outlook for the first quarter of 2004.
        As a result of the timing of Goodyear's filing of its 2003 Annual Report on Form 10-K, the company said it expects the filing of its Form 10-Q for the first quarter of 2004 will be delayed until mid-June. Goodyear filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission today in connection with this 10-Q.
        Because the company will not file the first quarter 2004 10-Q by May 30, as required in its loan agreements, Goodyear said it would initiate discussions with lenders to extend the deadline for filing by 30 days. While Goodyear does not expect to need to access the facilities during this 30-day period, in the absence of an extension, the company would not be able to access them. If Goodyear does not obtain an extension, it would still have until June 30 to file its 10-Q and regain access, but if Goodyear does not file its 10-Q by then, there could be an event of default under the loan agreements and thereafter under other debt instruments.

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        Additionally, Goodyear said it is seeking an amendment from its European credit facility lenders to allow until June 4 for delivery to its lenders of the 2003 audited financial statements for its Goodyear Dunlop Tires Europe BV joint venture. These financial statements, which have historically been completed after Goodyear's 10-K has been filed, are presently required to be delivered by May 19. Goodyear is seeking to complete these financial statements to coincide with the filing of its 10-K by May 19. Goodyear must complete these financial statements or obtain this amendment by May 19 in order to file the 10-K by that date and avoid defaults under its principal credit facilities.
        In today's 12b-25 filing, the company reported that it expects an improvement in results of operations for the first quarter of 2004 compared with the restated prior-year period and expects that segment operating income will be improved for each of its seven businesses. It also stated that until the financial statements are complete, the final results of operations for the first quarter results cannot be determined.
        Shareholders, members of the media and other interested persons may access the May 19 conference call on the Web site or via telephone by calling
(706) 634-5954 before 8:55 a.m. that day. A taped replay of the conference call will be available at 2 p.m. by calling (706) 634-4556. The call replay will also remain available on the Web site.
        Goodyear is the world's largest tire company. The company manufactures tires, engineered rubber products and chemicals in more than 85 facilities in 28 countries around the world. Goodyear employs about 86,000 people worldwide.

        Certain information contained in this press release may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including, without limitation, the ongoing investigation by the SEC regarding Goodyear's accounting restatement, the implementation of the company's plan to improve internal controls, the completion of the audit of the company's 2003 financial statements and the completion of the preparation of its interim financial statements. Additional factors that may cause actual results to differ materially from those indicated by such forward-looking statements are discussed in the company's Form 10-K for the year ended Dec. 31, 2002, and Form 10-Q for the quarter ended Sept. 30, 2003, and Form 8-K dated Feb. 11, 2004, which are on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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